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EXHIBIT 10.32

                 AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT

                             SOLO SERVE CORPORATION
                            1610 Cornerway Boulevard
                            San Antonio, Texas 78219

                               March 31, 1997

Congress Financial Corporation (Southwest)
1201 Main Street
Dallas, Texas  75250

Gentlemen:

         Congress Financial Corporation (Southwest) ("Lender") and Solo Serve Corporation ("Borrower") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated June 20, 1995, between Lender and Borrower, as amended by Amendment No. 1 to Loan and Security Agreement, dated October 27, 1995, Amendment No. 2 to Loan and Security Agreement, dated January 31, 1996, Amendment No. 3 to Loan and Security Agreement, dated June 26, 1996 and Amendment No. 4 to Loan and Security Agreement, dated September 16, 1996 (and as amended hereby and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements").

         Borrower has requested that Lender agree to certain amendments to the Loan Agreement, and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein. By this Amendment, Lender and Borrower desire and intend to evidence such amendments.

         In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

         1. Definitions.

            (a) Additional Definition. As used herein, the following term shall mean, and the Loan Agreement is hereby amended to include, in addition and not in limitation, the following:

                "Net Recovery Cost Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of Inventory at such time on a "going out of business" basis as set forth in the most recent


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acceptable appraisal of Inventory received by Lender in accordance with Section
7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original Value of the aggregate amount of the Inventory subject to such appraisal."

            (b) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement, unless otherwise defined herein.

         2. Loans. Section 2.1(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "(a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to:

                (i) the least of the following: (A) for the period from and including March 1 through and including May 15 and for the period from and including September 1 through and including November 30 of each year, sixty percent (60%) of the Value of Eligible Inventory and, at all other times, fifty-five percent (55%) of the Value of Eligible Inventory; or (B) the amount equal to (1) the percentage equal to eighty (80%) percent of the Net Recovery Cost Percentage, multiplied by (2) the Value of Eligible Inventory; or (C) the Maximum Credit; less

                (ii) the sum of: (A) for the period from and including March 1 through and including May 15 and for the period from and including September 1 through and including November 30 of each year, forty percent (40%) of the then undrawn amounts of Letter of Credit Accommodations issued for the purpose of purchasing Eligible Inventory and, at all other times, forty-five percent (45%) of the then undrawn amounts of Letter of Credit Accommodations issued for the purpose of purchasing Eligible Inventory, plus (B) one hundred percent (100%) of the face amount of the outstanding Letter of Credit Accommodations issued for any purpose other than as set forth in Section 2.1(a)(ii)(A) above; less

                (iii) the amount equal to all Obligations outstanding at any time and from time to time (other than Obligations otherwise set forth in Section 2.1(a)(ii) hereof); less

                (iv)  any Availability Reserves."

         3. Letter of Credit Accommodations. Section 2.2(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "(c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit, any Availability Reserves and any other limitations imposed by Section 2.1 hereof) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of, for the period from and including March 1 through and including May 15 and for the period from and including


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September 1 through and including November 30 of each year, forty percent (40%)
and, at all other times, forty-five percent (45%) of the sum of (1) the cost of such Eligible Inventory plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America, and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to Borrower shall be reduced by the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii)."

         4. Adjusted Net Worth. Section 9.15 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                "9.15 Adjusted Net Worth. Borrower shall at all times maintain Adjusted Net Worth of not less than $3,750,000."

         5. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

            (a) No Event of Default exists on the date of this Amendment (after giving effect to the amendment to the Loan Agreement made by this Amendment).

            (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

         6. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to the satisfaction of the following conditions precedent in a manner satisfactory to Lender and its counsel:

            (a) the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrower;

            (b) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default;

         7. Facility Fee. Borrower shall pay to Lender, in addition to all other amounts payable under the Financing Agreements, an annual facility fee in an amount equal to $10,000


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while the Loan Agreement is in effect and for so long thereafter as any
Obligations are outstanding, which fee shall be fully earned as of and payable in advance commencing with the date hereof and, thereafter, on March 1 of each year. When so earned and payable, such facility fee shall constitute part of the Obligations and may, at Lender's option, be charged directly to any account(s) of the Borrower maintained with Lender.

         8. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

         9. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

         10. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of Texas (without giving effect to principles of conflicts of law).

         11. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         12. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Lender, shall become a binding agreement between Borrower and Lender.

                                       Very truly yours,

                                       SOLO SERVE CORPORATION

                                       By: /s/ Ross E. Bacon
                                           -----------------------------------

                                       Title: Chief Operating Officer and
                                              Chief Financial Officer




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AGREED:

CONGRESS FINANCIAL CORPORATION
  (SOUTHWEST)

By:  /s/ Edward Franco
    -----------------------------------
Title: Senior Vice President

Acknowledged and Consented to (and also acknowledging and consenting to Amendment No. 4 to Loan and Security Agreement, dated September 16, 1996):

GENERAL ATLANTIC CORPORATION

By  /s/ Julie Lefkowitz
    -----------------------------------
Title:  Vice President